 Exhibit 10.5

SHARE

EXCHANGE AGREEMENT

by and among

Organic Agricultural Company Limited

a Nevada corporation

and

Organic Agricultural (Samoa) Co., Ltd

a Samoa International Company

and

the Shareholders of

Organic Agricultural (Samoa) Co., Ltd

Dated as of May 16, 2018

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of the 16th day of May, 2018, by and among Organic Agricultural Company Limited, a Nevada corporation (“Organic Agricultural”), Organic Agricultural (Samoa) Co., Ltd, a Samoa international company (“Organic Agricultural (Samoa)”), and the shareholders of Organic Agricultural (Samoa) (the “Organic Agricultural (Samoa) Shareholders”), upon the following premises:

PREMISES

WHEREAS, Organic Agricultural agrees to acquire 100% of the issued and outstanding shares of Organic Agricultural (Samoa) from the Organic Agricultural (Samoa) Shareholders in exchange for certain shares of Organic Agricultural (the “Exchange”) and the Organic Agricultural (Samoa) Shareholders agree to exchange their shares of Organic Agricultural (Samoa) on the terms described herein. On the Closing Date (as defined in Section 4.02), Organic Agricultural (Samoa) will become a wholly-owned subsidiary of Organic Agricultural; and

WHEREAS, the boards of directors of Organic Agricultural and Organic Agricultural (Samoa) have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

AGREEMENT

NOW THEREFORE, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ORGANIC AGRICULTURAL (SAMOA)

As an inducement to, and to obtain the reliance of Organic Agricultural, Organic Agricultural (Samoa) represents and warrants, as of the Closing Date, as follows:

Section 1.01      Incorporation. Organic Agricultural (Samoa) is an international company duly incorporated, validly existing, and in good standing under the laws of the Independent State of Samoa. Organic Agricultural (Samoa) has delivered to Organic Agricultural a complete and correct copy of the Memorandum and Articles of Association of Organic Agricultural (Samoa) as in effect on the date hereof, as well as true and correct copies of the Certificate of Incorporation and Register of Members. Organic Agricultural (Samoa) has taken all actions required by law, its Memorandum and Articles of Association, or otherwise to authorize the execution and delivery of this Agreement.

Section 1.02      Authorized Shares. The number of shares which Organic Agricultural (Samoa) is authorized to issue consists of 1,000,000 shares of a single class, par value of $1.00 per share. There are 10,000 shares currently issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03      Subsidiaries.

(a)       Organic Agricultural (Samoa) owns all of the outstanding shares of capital stock of Organic Agricultural Company Limited, a private company organized in Hong Kong (“Organic Agricultural Hong Kong”). Organic Agricultural (Samoa) does not own, beneficially or of record, any shares of or control any other corporation, except through its control of Organic Agricultural Hong Kong.

(b)       Organic Agricultural Hong Kong owns all of the registered equity of Heilongjiang Tianci Liangtian Agricultural Technology Development Company Limited (“Tianci Liangtian”), a wholly foreign owned entity organized in the People’s Republic of China.

(c)       Tianci Liangtian owns:

i.	all of the registered equity in Heilongjiang Yuxinqi Agricultural Technology Development Company Limited;

ii.	80% of the registered equity in Harbin City Shunda; and

iii.	51% of the registered equity in Baoqing County Lüxin Paddy Rice Plan Specialized Cooperative.

For purposes hereinafter, the term “Organic Agricultural (Samoa)” also includes, where appropriate, the subsidiaries listed above (the “Subsidiaries”).

Section 1.04      Financial Condition.

(a)         Organic Agricultural (Samoa) has no assets other than the capital stock of Organic Agricultural Hong Kong, and no liabilities, nor has it carried on any business activities other than acquisition of the Subsidiaries.

(b)        The books and records, financial and otherwise, of Organic Agricultural (Samoa) and the Subsidiaries are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 1.05      Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Organic Agricultural (Samoa) after reasonable investigation, threatened by or against Organic Agricultural (Samoa) or affecting Organic Agricultural (Samoa) or its Subsidiaries, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Organic Agricultural (Samoa) does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.06      Compliance With Laws and Regulation. To the best of its knowledge, Organic Agricultural (Samoa) and the Subsidiaries have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Organic Agricultural (Samoa) or except to the extent that noncompliance would not result in the occurrence of any material liability for Organic Agricultural (Samoa).

Section 1.07      PRC Laws and Regulations. To the best of their knowledge, the Subsidiaries located in the People’s Republic of China (“PRC”) are in compliance with all applicable PRC laws and regulations. All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of Organic Agricultural (Samoa)’s Subsidiaries in the PRC have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ORGANIC AGRICULTURAL

As an inducement to, and to obtain the reliance of Organic Agricultural (Samoa) and the Organic Agricultural (Samoa) Shareholders, Organic Agricultural represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01      Organization. Organic Agricultural is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Organic Agricultural has delivered to the Organic Agricultural (Samoa) Shareholders complete and correct copies of the articles of incorporation and bylaws of Organic Agricultural (the “Articles”) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Organic Agricultural’s Articles. Organic Agricultural has taken all action required by law, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and Organic Agricultural has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, Articles, or otherwise to consummate the transactions herein contemplated.

Section 2.02       Capitalization. Organic Agricultural’s authorized capitalization consists of 1,000,000 shares of preferred stock and 75,000,000 shares of common stock, par value $0.001 per share, of which no shares of preferred stock or common stock are issued and outstanding. As of the Closing Date, (i) no shares of Organic Agricultural’s capital stock were reserved for issuance upon the exercise of outstanding options to purchase such shares; (ii) no shares of Organic Agricultural’s capital stock were reserved for issuance upon the exercise of outstanding warrants to purchase such shares; and (iii) no shares of capital stock were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or other securities.

Section 2.03      Subsidiaries and Predecessor Corporations. Organic Agricultural does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04       Financial Condition. As of the Closing Date, Organic Agricultural has no assets and no liabilities. Organic Agricultural has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. The books and records, financial and otherwise, of Organic Agricultural are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 2.05     Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against Organic Agricultural or affecting Organic Agricultural or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

Section 2.06      Operations. Organic Agricultural has carried on no business operations since the date of its organization. Organic Agricultural is not a party to any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE ORGANIC AGRICULTURAL (SAMOA) SHAREHOLDERS

The Organic Agricultural (Samoa) Shareholders hereby represent and warrant, jointly and severally, to Organic Agricultural as follows.

Section 3.01      Good Title. Each of the Organic Agricultural (Samoa) Shareholders is the record and beneficial owner, and has good title to his Organic Agricultural (Samoa) shares, with the right and authority to sell and deliver such Organic Agricultural (Samoa) shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon the registration of Organic Agricultural as the new owner of such Organic Agricultural (Samoa) shares in the register of members of Organic Agricultural (Samoa), Organic Agricultural will hold good title to such Organic Agricultural (Samoa) shares, free and clear of all liens.

Section 3.02      Finder’s Fee. Each of the Organic Agricultural (Samoa) Shareholders represents and warrants that he or she has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.03      Acquisition of Exchange Shares for Investment.

(a)    Each Organic Agricultural (Samoa) Shareholder is acquiring the Exchange Shares for investment for such Organic Agricultural (Samoa) Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Organic Agricultural (Samoa) Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the Exchange Shares. Each Organic Agricultural (Samoa) Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b)    Each Organic Agricultural (Samoa) Shareholder represents and warrants that he or she: (i) can bear the economic risk of his investment in Organic Agricultural, and (ii) possesses such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the investment in Organic Agricultural and its securities.

(c)    Each Organic Agricultural (Samoa) Shareholder hereby certifies he or she is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) and is not acquiring the Exchange Shares for the account or benefit of any U.S. person, and understands that the Exchange Shares are not registered under the Securities Act and that the transfer thereof to such Organic Agricultural (Samoa) Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. Each Non-U.S. Shareholder has no intention of becoming a U.S. Person and certifies that such Shareholder will only transfer the Exchange Shares in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Each Organic Agricultural (Samoa) Shareholder also certifies and agrees that hedging transactions may not be conducted unless in compliance with the Securities Act. Unless so registered or exempt therefrom, such transfer restrictions shall include but not be limited to, and the Organic Agricultural (Samoa) Shareholder certifies to the following:

(i) The Organic Agricultural (Samoa) Shareholder shall not sell the Exchange Shares publicly or privately, or through any short sale, or other hedging transaction to any U.S. Person, whether directly or indirectly, or for the account or benefit of any such U.S. Person for the restricted period mandated by Regulation S after the transfer of the Exchange Shares unless registered or exempt from registration;

(ii) Any other offer or sale of the Exchange Shares shall be made only if (A) during the restricted period any subsequent transferee certifies in writing that it is not a U.S. Person and is not acquiring the Exchange Shares for the account or benefit of any U.S. Person, or (B) after the restricted period the Exchange Shares are transferred in a transaction that did not require registration under the Securities Act and applicable Blue Sky laws; and

(iii) Any transferee of the Exchange Shares who acquires the Exchange Shares during the Regulation S restricted period shall agree in writing to resell the Exchange Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

(d)    At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Organic Agricultural (Samoa) Shareholder was outside of the United States, its territories and possessions.

(e)    Each certificate representing the Exchange Shares issued to a Organic Agricultural (Samoa) Shareholder will be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(f)    Each Organic Agricultural (Samoa) Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Organic Agricultural and its securities, and, that all information required to be disclosed to such Organic Agricultural (Samoa) Shareholder has been furnished to such Organic Agricultural (Samoa) Shareholder. To the full satisfaction of each Organic Agricultural (Samoa) Shareholder, he has been furnished all materials that he has requested relating to Organic Agricultural and the transfer of the Exchange Shares hereunder, and each Organic Agricultural (Samoa) Shareholder has been afforded the opportunity to ask questions of Organic Agricultural’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Organic Agricultural (Samoa) Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Organic Agricultural set forth in this Agreement, on which each of the Organic Agricultural (Samoa) Shareholders have relied in making an exchange of his shares of Organic Agricultural (Samoa) for the Exchange Shares.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01     The Exchange. On the Closing Date, each of the Organic Agricultural (Samoa) Shareholders shall assign, transfer and deliver the number of shares of Organic Agricultural (Samoa) set forth on Table 1 attached hereto, constituting all of the shares of Organic Agricultural (Samoa) held by such shareholder; the objective of such Exchange being the acquisition by Organic Agricultural of not less than 100% of the issued and outstanding shares of Organic Agricultural (Samoa). In exchange for the transfer of such securities by the Organic Agricultural (Samoa) Shareholders, Organic Agricultural shall issue to the Organic Agricultural (Samoa) Shareholders a total of 10,000,000 shares of Organic Agricultural’s common stock pursuant to Table 1 attached hereto, which will on the Closing Date represent 100% of the total outstanding capital stock of Organic Agricultural, in exchange for all of the outstanding shares of Organic Agricultural (Samoa) held by the Organic Agricultural (Samoa) Shareholders (the “Exchange Shares”).

Section 4.02     Registration.

(a)       Promptly upon the execution of this Agreement, each Organic Agricultural (Samoa) Shareholder will execute such additional documents as are necessary to transfer to Organic Agricultural registration of his or her shares of Organic Agricultural (Samoa). The Organic Agricultural (Samoa) Shareholders shall entrust such documents to an agent for purposes of registration in Samoa, and shall instruct the agent to obtain from the registered agent in Samoa for Organic Agricultural (Samoa) a certificate of incumbency reciting that Organic Agricultural is the registered owner of 100% of the outstanding shares of Organic Agricultural (Samoa).

(b)       Promptly upon the execution of this Agreement, Organic Agricultural shall deliver to the transfer agent for the common stock of Organic Agricultural instructions to cause the Exchange Shares to be issued to the Organic Agricultural (Samoa) Shareholders and that such ownership should be recorded in book entry by said transfer agent.

Section 4.03     Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur on a date set by Organic Agricultural after receipt of notice that the certificate of incumbency described in Section 4.02(a) above is available. At the Closing, Organic Agricultural (Samoa) shall deliver to Organic Agricultural the certificate of incumbency, and Organic Agricultural shall deliver to each of the Organic Agricultural (Samoa) Shareholders a notice from its transfer agent reciting that Shareholder’s book entry ownership of Exchange Shares. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

ARTICLE V

MISCELLANEOUS

Section 5.01     Regulation S Compliance. Organic Agricultural and the Organic Agricultural (Samoa) Shareholders agree that Organic Agricultural shall refuse to register any transfer of shares issued pursuant to this Agreement if such transfer was not made in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and Organic Agricultural may place a stop transfer order with its registrar and stock transfer agent covering all certificates representing the Exchange Shares.

Section 5.02    Delivery of Books and Records. At the Closing, Organic Agricultural (Samoa) shall deliver to Organic Agricultural the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Organic Agricultural (Samoa) which are now in the possession of Organic Agricultural (Samoa) or its representatives.

Section 5.03    Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada.

Section 5.04    Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.05    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Organic Agricultural Company Limited		Organic Agricultural (Samoa) Co., Ltd

By:	/s/_____________________________	By:	/s/______________________
	Name: Zhenai Shen		Name: Zhenai Shen
	Title: President		Title: Director

Approved and Accepted by the ORGANIC AGRICULTURAL (SAMOA) CO., LTD Shareholders:

/s/	/s/	/s/
Hao Shuping	Ma Naichang	Zhao Shuguo
/s/	/s/	/s/
Yang Lizhen	Ma Liangtong	Cao Shanshan
/s/	/s/	/s/
Zhang Daoqing	Ming Qianqian	Li Xia
/s/	/s/	/s/
Gao Haijun	Li Chunyan	Zhou Jian
/s/	/s/	/s/
Liang Yumei	Wang Lunqun	Wen Daiqun
/s/	/s/	/s/
Xie Cuili	Yin Hongxia	Wang Hong
/s/	/s/	/s/
Shen Tong	Li Aitao	Zhang Lunsheng
/s/	/s/	/s/
Li Wei	Xing Yan Hua	Xing Yan Peng
/s/	/s/	/s/
Xing Yanhui	Chen Wentong	Huang Guotai
/s/	/s/	/s/
Xu Wei	Sheng Min	Xun Jianjun
/s/	/s/	/s/
Yang Feng	Yu Jie	Fang Deyong
/s/	/s/	/s/
Zhang Zhen	Chen Dongmei	Li Yanrong
/s/	/s/	/s/
Liu Yanmei	Chen Mingrong	Cheng Xiandong
/s/	/s/
Shen Zhenai	Yang Yuhuan

Table 1:  Exchange of Shares

Organic Agricultural (Samoa) Shareholder	Organic Agricultural (Samoa) Shares	Organic Agricultural Exchange Shares
Hao Shuping	4,880	4,880,000
Ma Naichang	20	20,000
Zhao Shuguo	40	40,000
Yang Lizhen	20	20,000
Ma Liangtong	20	20,000
Cao Shanshan	20	20,000
Zhang Daoqing	10	10,000
Ming Qianqian	10	10,000
Li Xia	20	20,000
Gao Haijun	20	20,000
Li Chunyan	60	60,000
Zhou Jian	20	20,000
Liang Yumei	20	20,000
Wang Lunqun	40	40,000
Wen Daiqun	20	20,000
Xie Cuili	20	20,000
Yin Hongxia	20	20,000
Wang Hong	20	20,000
Shen Tong	20	20,000
Li Aitao	100	100,000
Zhang Lunsheng	200	200,000
Li Wei	100	100,000
Xing Yan Hua	470	470,000
Xing Yan Peng	30	30,000
Xing Yanhui	61	61,000
Chen Wentong	24	24,000
Huang Guotai	15	15,000
Xu Wei	600	600,000
Sheng Min	100	100,000
Xun Jianjun	900	900,000
Yang Feng	400	400,000
Yu Jie	300	300,000
Fang Deyong	300	300,000
Zhang Zhen	200	200,000
Chen Dongmei	200	200,000
Li Yanrong	100	100,000
Liu Yanmei	100	100,000
Chen Mingrong	100	100,000
Cheng Xiandong	100	100,000
Shen Zhenai	100	100,000
Yang Yuhuan	200	200,000
TOTAL	10,000	10,000,000